SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                CURRENT REPORT
        Pursuant to Section 13 or 15(d) of The Securities Act of 1934

         Date of Report (Date of earliest event reported): May 2, 2000

                         Leak-X Environmental Corporation
             (Exact name of registrant as specified in its charter)

    Delaware              0-17776                   23-2823596
 (State or other
 jurisdiction of
 incorporation)   (Commission File Number)  (IRS Employer Identification No.)


      790 East Market Street, Suite 270, West Chester, Pennsylvania 19382
           (Address of principal executive offices)        (zip code)

        Registrant's Telephone Number, including Area Code:  (610) 344-3380


                                        N/A
         (Former name or former address, if changed since last report)





   Item 3.  Bankruptcy or Receivership

     On May 2, 2000, Leak-X Environmental Corporation's ("Leak-X"'s) sole operating subsidiary, Lexicon Environmental Associates, Inc. ("Lexicon") filed a voluntary petition for Chapter 11 Reorganization in the United States Bankruptcy Court of the Southern District of New York. This action was taken in response to a judgement which was filed by the Company's secured lender, First Union National Bank ("First Union"). First Union obtained a judgement against Lexicon and Leak-X, as guarantor, for a total of approximately $454,000, including interest and legal fees pursuant to the May 10, 1999 Loan Agreement between Lexicon and First Union. Leak-X and Lexicon are in default under the Loan Agreement with First Union. Lexicon had been in the process of trying to negotiate a settlement with First Union when they received notice of this judgement. Lexicon intends to continue to operate its business as a Debtor-In-Possession pursuant to the applicable provisions of the Bankruptcy Code.


                            SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LEAK-X ENVIRONMENTAL CORPORATION
                                   (Registrant)



                                    Dated:  May 4, 2000
                                    By:  /s/ Joyce A. Rizzo
                                    Name: Joyce A. Rizzo
                                    Title: Chief Executive Officer